Exhibit 3.2

Amended and restated

BYLAWS OF
Proficient Auto Logistics, Inc.

As of May 13, 2024

Article I

Offices

1.1 Registered Office. The registered office of Proficient Auto Logistics, Inc. (the “Company”) in the State of Delaware will be fixed in the Certificate of Incorporation of the Company (as amended from time to time, the “Certificate of Incorporation”).

1.2 Other Offices. The Company may have other offices, both within and without the State of Delaware, as the board of directors of the Company (the “Board”) from time to time shall determine or the business of the Company may require.

Article II
Stockholders’ Meetings

2.1 Place of Meetings. Meetings of the stockholders of the Company shall be held at such place, either within or without the State of Delaware or by means of remote communication, as the Board shall determine. In the absence of any such designation or determination, stockholders’ meetings shall be held at the Company’s principal executive office. The Board of Directors may, in its sole discretion, determine that a meeting of Stockholders shall not be held at any place, but may instead be held solely by means of remote communication authorized by, and in accordance with, Section 211(a) of the General Corporation Law of the State of Delaware (the “DGCL”).

2.2 Annual Meeting. An annual meeting of stockholders shall be held for the election of directors and for the transaction of such other business as may properly come before the meeting in accordance at such date, time, place, if any, as may be designated by the Board from time to time. Any other proper business may be transacted at the annual meeting.

2.3 Special Meetings. Special meetings of the Stockholders may be called only by such persons and only in such manner as set forth in the Certificate of Incorporation. No business may be transacted at any special meeting of Stockholders other than the business specified in the notice of such meeting. The Board of Directors may postpone, recess, reschedule or cancel any special meeting of Stockholders.

2.4 Notice of Meetings. Notice of the place (if any), date and hour of any stockholders’ meeting shall be given to each stockholder entitled to vote. The notice shall state the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at the meeting. If the meeting is to be held solely by remote communication, the notice shall include the information required to access the reasonably accessible electronic network on which the Company will make its voting list available prior to the meeting. Unless otherwise provided in the DGCL, notice shall be given at least 10 days but not more than 60 days before the date of the meeting to every stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Notices of meetings to stockholders may be given by mailing the same, addressed to the stockholder entitled thereto, at such stockholder’s mailing address as it appears on the records of the Company and such notice shall be deemed to be given when deposited in the U.S. mail, postage prepaid. Without limiting the manner by which notice may otherwise be given, notice may be given by a form of electronic transmission that satisfies the requirements of the DGCL and has been consented to by the stockholder to whom notice is given. If given by a form of electronic transmission consented to by the stockholder to whom notice is given, notice shall be deemed given at the times specified with respect to the giving of notice by electronic transmission in the DGCL. An affidavit of the Company’s Secretary, an assistant secretary or an agent of the Company that notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated in the affidavit. Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

2.5 Adjournments. Any meeting of the stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communication, if any, are provided in accordance with applicable law. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

2.6 List of Stockholders. The Company shall prepare a complete list of the stockholders entitled to vote at any meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares of capital stock of the Company registered in the name of each stockholder no later than the tenth day before each meeting of the stockholders. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list was provided with the notice of the meeting; or (b) during ordinary business hours, at the principal place of business of the Company. Except as provided by applicable law, the stock ledger of the Company shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

2.7 Quorum. The presence, in person or by proxy, of the holders of a majority of the voting power of the stock entitled to vote at a meeting shall constitute a quorum. In the absence of a quorum, either the chairperson of the meeting or the holders of a majority of the voting power of the stock present, in person or by proxy, and entitled to vote at the meeting may adjourn the meeting in the manner provided in Section 2.5 until a quorum shall be present. A quorum, once established at a meeting, shall not be broken by the withdrawal of the holders of enough voting power to leave less than a quorum. If a quorum is present at an original meeting, a quorum need not be present at an adjourned session of that meeting.

2.8 Organization. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. At every meeting of the stockholders, the Chair of the Board, or in their absence or inability to act, the Chief Executive Officer, or, in their absence or inability to act, the officer or director whom the Board shall appoint, shall act as chair of, and preside at, the meeting. The Secretary or, in the Secretary’s absence or inability to act, the person whom the chair of the meeting shall appoint as secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chair of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following:

(a) the establishment of an agenda or order of business for the meeting;

(b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting;

(c) rules and procedures for maintaining order at the meeting and the safety of those present;

(d) limitations on attendance at or participation in the meeting to stockholders of record of the Company, their duly authorized and constituted proxies, or such other persons as the chair of the meeting shall determine;

(e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and

(f) limitations on the time allotted to questions or comments by participants.

2.9 Voting; Proxies.

(a) General. Unless otherwise required by law or provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock held by such stockholder.

(b) Election of Directors. Unless otherwise required by the Certificate of Incorporation, the election of directors shall be by written ballot. If authorized by the Board, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder. Unless otherwise required by law, the Certificate of Incorporation, or these by-laws, the election of directors shall be decided by a majority of the votes cast with respect to a nominee at a meeting of the stockholders for the election of directors, at which a quorum is present, by the holders of stock entitled to vote in the election; provided, however, that, if (i) the Secretary receives a notice that a stockholder has nominated a person for election to the Board in compliance with the advance notice or proxy access requirements for stockholder nominees for director set forth in Section 2.12 or Section 2.13 of these by-laws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth day preceding the date the Company gives notice of such meeting or determines that the number of nominees for director exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes of the shares represented in person or by proxy at any meeting of stockholders, at which a quorum is present, held to elect directors and entitled to vote on such election of directors. For purposes of this Section 2.9, a majority of the votes cast means that the number of shares voted “for” a nominee must exceed the votes cast “against” such nominee's election. If a nominee for director who is not an incumbent director does not receive a majority of the votes cast, the nominee shall not be elected. If an incumbent director who is standing for reelection does not receive a majority of the votes cast, the Nominating and Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who fails to receive a majority vote will not participate in the committee’s recommendation or the Board’s decision.

(c) Other Matters. Unless otherwise required by law, the Certificate of Incorporation, or these by-laws, any matter, other than the election of directors or amendments to these by-laws, properly brought before any meeting of stockholders, at which a quorum is present, shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter (excluding abstentions and broker non-votes).

(d) Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The authorization of a person to act as proxy may be documented, signed, and delivered in accordance with Section 116 of the DGCL provided that such authorization shall set forth, or be delivered with, information enabling the Company to determine the identity of the stockholder granting such authorization. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. Any stockholder soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

2.10 Inspectors at Meetings of Stockholders. In advance of any meeting of the stockholders, the Board shall, if required by applicable law, appoint one or more inspectors, who may be employees of the Company, to act at the meeting or any adjournment thereof and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of their ability. The inspector or inspectors may appoint or retain other persons or entities to assist the inspector or inspectors in the performance of their duties. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Sections 211(e) or 212(c)(2) of the DGCL, or any information provided pursuant to Sections 211(a)(2)b(i) or (iii) of the DGCL, ballots and the regular books and records of the Company, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder of record. No person who is a candidate for office at an election may serve as an inspector at such election. When executing the duties of inspector, the inspector or inspectors shall:

(a) ascertain the number of shares outstanding and the voting power of each;

(b) determine the shares represented at the meeting and the validity of proxies and ballots;

(c) count all votes and ballots;

(d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

(e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.

2.11 Fixing the Record Date.

(a) In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than ten days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote therewith at the adjourned meeting.

(b) In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.12 Advance Notice of Stockholder Nominations and Proposals.

(a) Annual Meetings. At a meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. Except for nominations that are included in the Company’s annual meeting proxy statement pursuant to Section 2.13, to be properly brought before an annual meeting, nominations or such other business must be:

(i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board or any committee thereof;

(ii) otherwise properly brought before the meeting by or at the direction of the Board or any committee thereof; or

(iii) otherwise properly brought before an annual meeting by a stockholder who is a stockholder of record of the Company at the time such notice of meeting is delivered and at the time of the annual meeting of stockholders, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 2.12.

In addition, any proposal of business (other than the nomination of persons for election to the Board) must be a proper matter for stockholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder pursuant to this Section 2.12, the stockholder or stockholders of record intending to propose the business (the “Proposing Stockholder”) must have given timely notice thereof pursuant to this Section 2.12) in writing to the Secretary even if such matter is already the subject of any notice to the stockholders or Public Disclosure from the Board. To be timely, a Proposing Stockholder’s notice for an annual meeting must be delivered to the Secretary at the principal executive offices of the Company: (x) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 60 days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of stockholders, including in the event that no annual meeting was held in the previous year, not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of: (1) the 90th day prior to the annual meeting and (2) the close of business on the tenth day following the first date of Public Disclosure of the date of such meeting. In no event will the adjournment or postponement (or the public announcement thereof) of an annual meeting for which notice has already been given or for which a public announcement of the meeting date has already been made, commence a new notice time period (or extend any notice time period) for the giving of a stockholder’s notice as described above. For the purposes of this Section 2.12 and Section 2.13, “Public Disclosure” shall mean a disclosure made in a press release reported by the Dow Jones News Services, The Associated Press, or a comparable national news service or in a document filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”).

(b) Stockholder Nominations. For the nomination of any person or persons for election to the Board, a Proposing Stockholder’s timely notice to the Secretary (in accordance with the time periods for delivery of timely notice as set forth in this Section 2.12) shall set forth or include:

(i) the name, age, business address, and residence address of each nominee proposed in such notice;

(ii) the principal occupation or employment of each such nominee;

(iii) the class and number of shares of capital stock of the Company which are owned of record and beneficially by each such nominee (if any);

(iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act;

(v) a written questionnaire with respect to the background and qualification of such proposed nominee, completed and executed by such proposed nominee, in the form to be provided by the Secretary upon written request of any stockholder of record within ten days of such request; and

(vi) as to the Proposing Stockholder, the beneficial owner, if any on whose behalf the nomination or other business proposal is being made, and if such Proposing Stockholder or beneficial owner is an entity, as to each director, executive, managing member, or control person of such entity (any such individual or control person, a “control person”):

(A)  the name and address of the Proposing Stockholder as they appear on the Company’s books and of the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made and any control person;

(B) the class and number of shares of the Company which are owned as of the date of the Proposing Stockholder’s notice by the Proposing Stockholder (beneficially and of record), the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made, and any control person, and a representation that the Proposing Stockholder will notify the Company in writing of the class and number of such shares owned of record and beneficially by the Proposing Stockholder, the beneficial owner, and any control person as of the record date for the meeting within five business days after the record date for such meeting;

(C) a description of any agreement, arrangement, or understanding with respect to such nomination or other business proposal between or among the Proposing Stockholder, the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made, any control person, and any others (including their names) acting in concert with any of the foregoing; including without limitation (1) any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act and (2) any plans or proposals which relate to or would result in any action that would be required to be disclosed pursuant to Item 4 of Schedule 13D under the Exchange Act (in each case, regardless of whether the requirement to file a Schedule 13D under the Exchange Act is applicable;

(D) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder’s notice by, or on behalf of, the Proposing Stockholder, the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made, and any control person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proposing Stockholder, beneficial owner, or any of control person with respect to shares of stock of the Company;

(E) a representation that the Proposing Stockholder is a holder of record of shares of the Company entitled to vote at the meeting and intends to appear in person at the meeting (or a qualified representative thereof intends to appear in person at the meeting) to nominate the person or persons specified in the notice or propose such other business proposal;

(F) a representation whether the Proposing Stockholder, the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made, any control person, or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such nomination or other business proposal and, if so, the name of each participant in such solicitation; and a statement: (1) confirming whether, the stockholder, beneficial owner, or any control person intends, or is part of a group that (x) in the case of a nomination, intends to solicit proxies or votes in support of such director nominees or nomination in accordance with Rule 14a-19 under the Exchange Act, including by delivering a proxy statement and form of proxy and soliciting the holders of shares representing at least 67% of the voting power of the shares entitled to vote on the election of directors in support of director nominees other than the Company’s nominees, and (y) in the case of a business proposal, intends to deliver a proxy statement and form of proxy and solicit at least the percentage of voting power of all of the shares of stock of the Company required under applicable law to approve the proposal; and (2) whether or not any such stockholder, beneficial owner, or any control person intends to otherwise solicit proxies from stockholders in support of such nomination or other business proposal;

(G) the names and addresses of other stockholders (including beneficial and record owners and control persons) known by the Proposing Stockholder to support the nomination or other business proposal, and to the extent known, the class and number of all shares of the Company’s capital stock owned beneficially or of record by such other stockholders (including beneficial and record owners and control persons); and

(H) any other information relating to such Proposing Stockholder and beneficial owner, if any, on whose behalf the nomination or other business proposal is being made, and any control person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the business proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee.

(c) Other Stockholder Proposals. For all business other than director nominations, a Proposing Stockholder’s timely notice to the Secretary (in accordance with the time periods for delivery of timely notice as set forth in this Section 2.12) shall set forth as to each matter the Proposing Stockholder proposes to bring before the annual meeting:

(i) a brief description of the business desired to be brought before the annual meeting;

(ii) the reasons for conducting such business at the annual meeting;

(iii) the text of any proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these by-laws, the language of the proposed amendment);

(iv) any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such Proposing Stockholder, beneficial owner, if any, on whose behalf the business is being proposed, and any control person;

(v) any other information relating to such Proposing Stockholder, beneficial owner, if any, on whose behalf the proposal is being made, any control person or any other participants (as defined in Item 4 of Schedule 14A under the Exchange Act) required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(vi) a description of all agreements, arrangements, or understandings between or among such stockholder, the beneficial owner, if any, on whose behalf the proposal is being made, any control person, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such stockholder, beneficial owner, or any control person, in such business, including any anticipated benefit therefrom to such stockholder, beneficial owner, or control person; and

(vii) all of the other information required by Section 2.12(b) above.

(d) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders called by the Board at which directors are to be elected pursuant to the Company’s notice of meeting:

(i) by or at the direction of the Board or any committee thereof; or

(ii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Company who is a stockholder of record at the time the notice provided for in this Section 2.12 is delivered to the Secretary and at the time of the special meeting of stockholders, who is entitled to vote at the meeting, and upon such election and who complies with the notice procedures set forth in this Section 2.12.

In the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, if such stockholder delivers a stockholder’s notice that complies with the requirements of Section 2.12(b) to the Secretary at the principal executive offices of the Company not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of: (x) the 90th day prior to such special meeting; or (y) the tenth (10th) day following the date of the first Public Disclosure of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall an adjournment or postponement (or the public announcement thereof) commence a new time period (or extend any notice time period) for the giving of a stockholder's notice as described above. The number of nominees a stockholder may nominate for election at a special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected by stockholders generally at such special meeting.

(e) Effect of Noncompliance.

(i) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.12 or Section 2.13 shall be eligible to be elected at any meeting of stockholders of the Company to serve as directors and only such other business shall be conducted at a meeting as shall be brought before the meeting in accordance with the procedures set forth in this Section 2.12. The chair of the meeting, as determined pursuant to Section 3.11, shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.12. If any proposed nomination was not made or proposed in compliance with this Section 2.12, or other business was not made or proposed in compliance with this Section 2.12, or if any stockholder, beneficial owner, control person, or any nominee for director acted contrary to any representation or other agreement required by this Section 2.12 (or with any law, rule, or regulation identified therein) or provided false or misleading information to the Company, then except as otherwise required by law, the chair of the meeting shall have the power and duty to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding anything in these by-laws to the contrary, unless otherwise required by law, if a Proposing Stockholder intending to propose business or make nominations at an annual meeting or propose a nomination at a special meeting pursuant to this Section 2.12 does not comply with or provide the information required under this Section 2.12 to the Company, including the evidence required by Section 2.12(e)(ii) by no later than five business days prior to the applicable meeting or the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Company.

(ii) If any stockholder provides notice pursuant to Rule 14a-19 under the Exchange Act, such stockholder shall deliver to the Company no later than five business days prior to the applicable meeting, reasonable evidence that it has met all of the applicable requirements of Rule 14a-19 under the Exchange Act. Without limiting the other provisions and requirements of this Section 2.12, unless otherwise required by law, if any Proposing Stockholder provides such notice and either (A) fails to comply with the requirements of Rule 14a-19 under the Exchange Act, or (B) fails to provide reasonable evidence of such compliance as required by this 0, then the Company shall disregard any proxies or votes solicited for such stockholder’s nominees.

(f) Rule 14a-8. This Section 2.12 and Section 2.13 shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Company of the stockholder’s intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such meeting.

Article III
BOARD OF Directors

3.1 General Powers. The business and affairs of the Company shall be managed by or under the direction of the Board. The Board may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these by-laws, or applicable law, as it may deem proper for the conduct of its meetings and the management of the Company.

3.2 Number and Term of Office. Subject to the Certificate of Incorporation and the rights of holders of any series of Preferred Stock to elect directors, the total number of directors constituting the entire Board of Directors shall be fixed from time to time exclusively by resolution adopted by the Board of Directors. Each director shall hold office until his or her death, resignation, disqualification or removal, or as otherwise set forth in the Certificate of Incorporation. Directors need not be Stockholders to be qualified for election or service as a director of the Corporation.

3.3 Resignation. A director may resign, as a director or as a committee member or both, at any time by giving notice in writing or by electronic transmission to the Company addressed to the Board, the chairperson of the Board, the Chief Executive Officer or the Secretary. A resignation will be effective upon its receipt by the Company unless the resignation specifies, and the remaining directors agree, that it is to be effective at some later time or upon the occurrence of some specified later event.

3.4 Vacancies. Any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Board shall be filled solely by the affirmative votes of a majority of the remaining members of the Board, although less than a quorum, or by a sole remaining director. A director so elected shall be elected to hold office until the earlier of the expiration of the term of office of the director whom the director has replaced, a successor is duly elected and qualified, or the earlier of such director’s death, resignation, or removal.

3.5 Removal. The stockholders holding at least 66-2/3% of the voting power of all of the then-outstanding shares of common stock, voting as a single class, may remove any director from office with or without cause.

3.6 Regular Meetings. The Board may hold regular meetings without notice at such times and places as it may from time to time determine, provided that notice of any such determination shall be given to any director who is absent when such a determination is made. A regular meeting of the Board may be held without notice immediately after and at the same place as the annual meeting of the stockholders.

3.7 Special Meetings. Special meetings of the Board may be called by the President or by any director. Notice of any special meeting shall be given to each director and shall state the time and place for the special meeting.

3.8 Telephone Meetings. Board or Board committee meetings may be held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard. Participation by a director in a meeting pursuant to this Section 3.8 shall constitute presence in person at such meeting.

3.9 Notices. Subject to Section 3.8, Section 3.10, and Section 3.12 hereof, whenever notice is required to be given to any director by applicable law, the Certificate of Incorporation, or these by-laws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such director at such director's address as it appears on the records of the Corporation, facsimile, email, or by other means of electronic transmission.

3.10 Waiver of Notice. Whenever notice to directors is required by applicable law, the Certificate of Incorporation, or these by-laws, a waiver thereof, in writing signed by, or by electronic transmission by, the director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board or committee meeting need be specified in any waiver of notice.

3.11 Organization. At each regular or special meeting of the Board, the Chair of the Board or, in the Chair’s absence, another director selected by the Board shall preside. The Secretary shall act as secretary at each meeting of the Board. If the Secretary is absent from any meeting of the Board, an assistant secretary of the Company shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all assistant secretaries of the Company, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

3.12 Quorum. A majority of the directors in office at the time shall constitute a quorum. Thereafter, a quorum shall be deemed present for purposes of conducting business and determining the vote required to take action for so long as at least a third of the total number of directors is present. In the absence of a quorum, the directors present may adjourn the meeting without notice until a quorum shall be present, at which point the meeting may be held.

3.13 Vote Required. The Board shall act by the vote of a majority of the directors present at a meeting at which a quorum is present.

3.14 Directors’ Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission and any consent may be documented, signed, and delivered in any manner permitted by Section 116 of the DGCL After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board or committee in accordance with applicable law.

3.15 Chairperson, Secretary. If the chairperson and the vice chairperson are not present at any meeting of the Board, or if no such officers have been elected, then the Board shall choose a director who is present at the meeting to preside over it. In the absence of the Secretary and any assistant secretary, the chairperson may appoint any person to act as secretary of the meeting.

3.16 Use of Communications Equipment. Directors may participate in meetings of the Board or any committee of the Board by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting in this manner shall constitute presence in person at the meeting.

3.17 Compensation of Directors. The Board shall from time to time determine the amount and type of compensation to be paid to directors for their service on the Board and its committees.

3.18 Committees. The Board may designate one or more committees, each of which shall consist of one or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any committee shall, to the extent provided in a resolution of the Board and subject to the limitations contained in the DGCL, have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Each committee shall keep such records and report to the Board in such manner as the Board may from time to time determine. Except as the Board may otherwise determine, any committee may make rules for the conduct of its business. Unless otherwise provided in a resolution of the Board or in rules adopted by the committee, each committee shall conduct its business as nearly as possible in the same manner as is provided in these by-laws for the Board.

3.19 Chairperson and Vice Chairperson of the Board. The Board may elect from its members a chairperson of the board and a vice chairperson. If a chairperson has been elected and is present, the chairperson shall preside at all meetings of the Board and the stockholders. The chairperson shall have such other powers and perform such other duties as the board of directors may designate. If the Board elects a vice chairperson, the vice chairperson shall, in the absence or disability of the chairperson, perform the duties and exercise the powers of the chairperson and have such other powers and perform such other duties as the Board may designate.

Article IV
Officers

4.1 Offices Created; Qualifications; Election. The Company shall have a president, a secretary, and such other officers, if any, as the Board from time to time may appoint. Any officer may be, but need not be, a director or stockholder. The same person may hold any two or more offices. The Board may elect officers at any time.

4.2 Term of Office. Each officer of the Company shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation, or removal. Any officer elected or appointed by the Board may be removed by the Board at any time with or without cause by the majority vote of the members of the Board then in office. The removal of an officer shall be without prejudice to such officer's contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. Any officer of the Company may resign at any time by giving notice of their resignation in writing, or by electronic transmission, to the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Should any vacancy occur among the officers, the position shall be filled for the unexpired portion of the term by appointment made by the Board.

4.3 Chief Executive Officer. The Chief Executive Officer shall, subject to the provisions of these by-laws and the control of the Board, have general supervision, direction, and control over the business of the Company and over its officers. The Chief Executive Officer shall perform all duties incident to the office of the Chief Executive Officer, and any other duties as may be from time to time assigned to the Chief Executive Officer by the Board, in each case subject to the control of the Board.

4.4 President. The President shall report and be responsible to the Chief Executive Officer. The President shall have such powers and perform such duties as from time to time may be assigned or delegated to the President by the Board or the Chief Executive Officer or that are incident to the office of president.

4.5 Vice Presidents. Each vice president of the Company shall have such powers and perform such duties as may be assigned to them from time to time by the Board, the Chief Executive Officer, or the President, or that are incident to the office of vice president.

4.6 Secretary. The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings, and shall perform like duties for committees of the Board when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board, and shall perform such other duties as may be prescribed by the Board, the Chair of the Board, or the Chief Executive Officer. The Secretary shall keep in safe custody the seal of the Company and have authority to affix the seal to all documents requiring it and attest to the same.

4.7 Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Company and shall have such powers and perform such duties as may be assigned by the Board, the Chair of the Board, or the Chief Executive Officer.

4.8 Treasurer. The treasurer of the Company shall have the custody of the Company’s funds and securities, except as otherwise provided by the Board, and shall keep full and accurate accounts of receipts and disbursements in records belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the President and the directors, at the regular meetings of the Board, or whenever they may require it, an account of all of the treasurer’s transactions as treasurer and of the financial condition of the Company.

4.9 Controller. The controller, if any, shall be in charge of its books of account, accounting records and accounting procedures.

4.10 Assistant Secretaries. The assistant secretaries, if any, shall have such powers and duties as the Board, the President or the Secretary may assign to them. If Board elects more than one assistant secretary, then it shall determine their respective titles, seniority and duties. If the Secretary is absent, disqualified from acting, unable to act or refuses to act, the most senior in rank of the assistant secretaries (as determined by the Board) shall have the powers of, and shall perform the duties of, the Secretary.

4.11 Other Officers. Such other officers as the Board may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board. The Board may delegate to any other officer of the Company the power to choose such other officers and to prescribe their respective duties and powers.

4.12 Removal of Officers. Any officer may be removed from office at any time, with or without cause, by the Board.

4.13 Resignation. An officer may resign at any time by giving notice in writing or by electronic transmission to the Company addressed to the Board, the President or the Secretary. A resignation will be effective upon its receipt by the Company unless the resignation specifies, and the Board agrees, that it is to be effective at some later time or upon the occurrence of some specified later event.

4.14 Vacancies. A vacancy in any office may be filled by the Board.

4.15 Compensation. Officers shall receive such amounts and types of compensation for their services as shall be fixed by the Board.

4.16 Powers. Unless otherwise specified by the Board, each officer shall have those powers and shall perform those duties that are (i) set forth in these bylaws (if any are so set forth), (ii) set forth in the resolution of the Board electing that officer or any subsequent resolution of the Board with respect to that officer’s duties or (iii) commonly incident to the office held.

Article V

Indemnification

5.1 Indemnification. The Company shall indemnify and hold harmless to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (each a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Company against all liability and loss suffered and expenses (including attorneys’ fees) actually and reasonably incurred by such person. Further, the Company may indemnify and hold harmless, any other person who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another Company, partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans) against all liability and loss suffered and expenses (including attorneys’ fees) actually and reasonably incurred by such person. Notwithstanding the preceding sentences, the Company shall be required to indemnify a person in connection with a Proceeding (or part thereof) commenced by such person only if the commencement of such Proceeding (or part thereof) by the person was authorized in the specific case by the Board.

5.2 Advancement of Expenses. The Company shall pay the expenses (including attorneys’ fees) actually and reasonably incurred by a director or officer of the Company in defending any Proceeding in advance of its final disposition, upon receipt of an undertaking by or on behalf of such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under this Section 5.02 or otherwise. Payment of such expenses actually and reasonably incurred by such person, may be made by the Company, subject to such terms and conditions as the general counsel of the Company in their discretion deems appropriate. Subject to the Board’s approval, the Company is allowed to secure insurance on behalf of an officer, director, employee, or other agent for any liabilities arising out of his or her actions in that capacity regardless of whether the Company would otherwise be permitted to indemnify him or her under the provisions of Delaware law.

5.3 Non-Exclusivity of Rights. The rights conferred on any person by this ARTICLE V will not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these by-laws, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in their official capacity and as to action in another capacity while holding office. The Company is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees, or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL.

5.4 Other Indemnification. The Company’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee, or agent of another Company, partnership, joint venture, trust, enterprise, or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise, or nonprofit entity.

5.5 Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the DGCL.

5.6 Repeal, Amendment, or Modification. Any amendment, repeal, or modification of this ARTICLE V shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

Article VI
Capital Stock

6.1 Stock Certificates. The Company’s shares of stock may be represented by certificates, provided that the Board may, subject to the limits imposed by law, provide by resolution or resolutions that some or all of any or all classes or series shall be uncertificated shares. Shares of stock represented by certificates shall be in such form as shall be approved by the Board. Stock certificates shall be numbered in the order of their issue and shall be signed by or in the name of the Company by (a) the president or any vice president and (ii) the Secretary or an assistant secretary. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Each certificate that is subject to any restriction on transfer shall have conspicuously noted on its face or back either the full text of the restriction or a statement of the existence of the restriction. Each certificate shall have on its face or back a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

6.2 Registration; Registered Owners. The name of each person owning a share of the Company’s capital stock shall be entered on the books of the Company together with the number of shares owned, the date or dates of issue and the number or numbers of the certificate or certificates, if any, covering such shares. The Company shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the Company.

6.3 Stockholder Addresses. It shall be the duty of each stockholder to notify the Company of the stockholder’s address.

6.4 Transfer of Shares. Registration of transfer of shares of the Company’s stock shall be made only on the books of the Company at the request of the registered holder or of the registered holder’s duly authorized attorney (as evidenced by a duly executed power of attorney provided to the Company) and upon surrender of the certificate or certificates representing those shares, if in certificated form, properly endorsed or accompanied by a duly executed stock power. The Board may make further rules and regulations concerning the transfer and registration of shares of stock and the certificates representing them and may appoint a transfer agent or registrar or both and may require all stock certificates to bear the signature of either or both.

6.5 Lost, Stolen, Destroyed or Mutilated Certificates. The Company may issue a new stock certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen, destroyed or mutilated. The Board may require the owner of the allegedly lost, stolen or destroyed certificate, or the owner’s legal representatives, to give the Company such bond or such surety or sureties as the Board, in its sole discretion, deems sufficient to indemnify the Company against any claim that may be made against it on account of the alleged loss, theft or destruction or the issuance of such new certificate and, in the case of a certificate alleged to have been mutilated, to surrender the mutilated certificate.

6.6 Dividends. The directors of the Company, subject to any restrictions contained in (a) the DGCL or (b) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Company’s capital stock. The directors of the Company may set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Company, and meeting contingencies.

Article VII
General Provisions

7.1 Waiver of Notice. Any stockholder or director may execute a written waiver or give a waiver by electronic transmission of notice of the meeting, either before or after such meeting. Any such waiver shall be filed with the records of the Company. If any stockholder or director shall be present at any meeting it shall constitute a waiver of notice of the meeting, except when that stockholder or director attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. A waiver of notice of meeting need not specify the purposes of the meeting.

7.2 Electronic Transmissions. For purposes of these by-laws, “electronic transmission” shall mean a form of communication not directly involving the physical transmission of paper that satisfies the requirements with respect to such communications contained in the DGCL.

7.3 Books and Records. Any records administered by or on behalf of the Company in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, the records so kept comply with Section 224 of the DGCL. The Company shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

7.4 Fiscal Year. The fiscal year of the Company shall be the calendar year.

7.5 Corporate Seal. The Company may, at the option of the Board, provide a corporate seal in such form as approved by the Board. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

7.6 Amendment of By-laws. The stockholders shall have power to adopt, amend or repeal these by-laws; provided, however, such action by stockholders shall require the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then-outstanding shares of the common stock of the Company entitled to vote thereon, voting together as a single class.

7.7 Conflict with Applicable Law or Certificate of Incorporation. These by-laws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these by-laws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

7.8 Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL; shall govern the construction of these by-laws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

CERTIFICATE

I hereby certify that the foregoing by-laws were duly adopted by the directors of the Company by unanimous consent on May 13, 2024.

Name: Mark McKinney
Title: Secretary
Date: May 13, 2024

[Signature Page to By-laws]